As filed with the Securities and Exchange Commission on December 17, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3674	77-0398779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry S. Rawls
Chairman of the Board
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Christopher E. Brown, Esq. Vice President, General Counsel and Secretary Finisar Corporation 200 Precision Road Horsham, Pennsylvania 19044 (267) 803-3803	Dennis C. Sullivan, Esq. Joe C. Sorenson, Esq. DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2248 (650) 833-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Share(1)	Offering Price(1)(2)(3)	Fee(2)
Common Stock, par value $0.001 per share(3)
Preferred Stock, par value $0.001 per share(3)
Warrants(3)(4)
Units(3)(4)
Total			$100,000,000	$5,580

(1)	Not applicable pursuant to Form S-3 General Instruction II(D).

(2)	The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities, having a proposed maximum aggregate initial offering price of $100,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)	In addition to the securities issued directly under this registration statement, the registrant is registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of the securities issued directly under this registration statement. No separate consideration will be received for any shares of common stock or preferred stock so issued upon conversion or exchange.

(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2009

PROSPECTUS

$100,000,000

Finisar Corporation

Common Stock,
Preferred Stock,
Warrants and Units

From time to time, in one or more offerings, we may offer and sell up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “FNSR.” On December 16, 2009, the last reported sale price for our common stock was $8.36 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing of the securities covered by the prospectus supplement on The Nasdaq Global Select Market or any other securities market or exchange.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2009

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

When used in this prospectus, references to “Finisar,” the “Company,” “we,” “us” and “our” refer to Finisar Corporation and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

ii

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 2, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Finisar Corporation

Finisar Corporation is a leading provider of optical subsystems and components that are used to interconnect equipment in local area networks, or LANs, storage area networks, or SANs, metropolitan area networks, or MANs, fiber-to-home networks, or FTTx, cable television networks, or CATV, and wide area networks, or WANs. Our optical subsystems consist primarily of transceivers and transponders which provide the fundamental optical-electrical interface for connecting various types of equipment used in building these networks, including switches, routers and file servers used in wireline networks as well as antennas and base stations for wireless networks. These products rely on the use of digital and analog RF semiconductor lasers in conjunction with integrated circuit design and novel packaging technology to provide a cost-effective means for transmitting and receiving digital signals over fiber optic cable using a wide range of network protocols, transmission speeds and physical configurations over distances from 100 meters up to 200 kilometers. We also provide products for dynamically switching network traffic from one optical link to another across multiple wavelengths without first converting to an electrical signal known as reconfigurable optical add/drop multiplexers, or ROADMs. Our line of optical components consists primarily of packaged lasers and photodetectors used in transceivers, primarily for LAN and SAN applications, and passive optical components used in building MANs. Demand for our products is largely driven by the continually growing need for additional bandwidth created by the ongoing proliferation of data and video traffic that must be handled by both wireline and wireless networks. Our manufacturing operations are vertically integrated and include integrated circuit design and internal assembly and test capabilities for our optical subsystem products, as well as key components used in those subsystems. We sell our optical subsystem and component products to manufacturers of storage and networking equipment such as Alcatel-Lucent, Brocade, Cisco Systems, EMC, Emulex, Ericsson, Hewlett-Packard Company, Huawei, IBM, Juniper, Qlogic, Siemens and Tellabs.

We formerly provided network performance test systems through our Network Tools Division. On July 15, 2009, we consummated the sale of substantially all of the assets of the Network Tools Division to JDS Uniphase Corporation.

We were incorporated in California in April 1987 and reincorporated in Delaware in November 1999. Our principal executive offices are located at 1389 Moffett Park Drive, Sunnyvale, California 94089, and our telephone number at that location is (408) 548-1000. Our website is located at www.finisar.com. Information on our website is not a part of this prospectus.

The Securities We May Offer

From time to time, in one or more offerings, we may offer shares of our common stock, shares of our preferred stock, and warrants to purchase any of such securities, or any combination of the foregoing, either individually or in units, with a total value of up to $100 million, at prices and on terms to be determined by market conditions at the time of each offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our securities to decline. Many of these factors are beyond our control and, therefore, are difficult to predict. You should read the section entitled “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference. That section discusses what we believe to be the principal risks that could affect us, our business or our industry, and which could have a material adverse impact on our financial results or cause the market price of our common stock to fluctuate or decline. However, there may be additional risks and uncertainties not currently known to us or that we presently deem immaterial that could also affect our business operations and the market value of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, those discussed under “Risk Factors” and elsewhere in this prospectus as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and any amendments thereto filed with the SEC. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include the repayment or refinancing of indebtedness, capital expenditures and working capital requirements. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods presented. We had no preferred stock outstanding and were not required to pay, nor did we pay, dividends on any preferred stock during any of these periods, and the ratio of earnings to combined fixed charges and preferred stock dividends did not differ from the ratios below during any of these periods. Earnings available to cover fixed charges consist of income (loss) from continuing operations before provision for income taxes and cumulative effect of change in accounting principle plus fixed charges. Fixed charges consist of interest expense and that portion of rental payments under operating leases that is representative of the interest factor. Our earnings, as so defined, were insufficient to cover fixed charges in the six months ended November 1, 2009 and in each of the fiscal years ended April 30, 2009, 2008, 2007, 2006 and 2005. Because of these deficiencies, the ratio information is not applicable for any of those periods. The extent to which earnings were insufficient to cover fixed charges for each of those periods is shown below. Amounts shown are in thousands.

	Six	Fiscal Year
	Months Ended	Ended
	November 1,	April 30,
	2009	2009	2008	2007	2006	2005

Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges	$(42,336)	$(269,454)	$(30,611)	$(39,763)	$(28,382)	$(110,161)

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 750,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.

The following is a summary of the material terms of our common stock and preferred stock and certain provisions of our certificate of incorporation, bylaws and stockholder rights plan and applicable Delaware law. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our certificate of incorporation, bylaws, stockholder rights plan and Delaware law.

Common Stock

As of November 30, 2009, there were 64,808,071 shares of our common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Finisar, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or redemption rights. Each outstanding share of common stock is, and all shares of common stock to be outstanding following the closing of any offering made hereunder will be, fully paid and nonassessable.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue preferred stock in one or more series. In addition, the board of directors may fix the rights, preferences, privileges and restrictions of any preferred stock it determines to issue. Any or all of these rights may be superior to the rights of the common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of

Finisar or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock or adversely affect the voting power or other rights of holders of our common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by an amendment to our certificate of incorporation or a certificate of designation of preferences which will be filed with the Secretary of State of Delaware. A prospectus supplement relating to each series of preferred stock will specify the terms of such series, including, but not limited to:

•	the designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other rights, preferences, privileges, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The prospectus supplement will also contain a description of any material or special U.S. federal income tax consequences relating to the preferred stock.

Any shares of preferred stock to be outstanding following the closing of any offering made hereunder will be fully paid and nonassessable.

Potential Anti-takeover Effects of Provisions of Delaware Law and Charter Documents

Delaware Law

Finisar is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” for a period of three years, unless:

•	prior to the time that a stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time that a stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (b) the affiliates and associates of any such person.

Certificate of Incorporation and Bylaw Provisions

Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Finisar. These provisions could cause the price of our common stock and the value of other securities we may issue to decrease. Some of these provisions allow us to issue preferred stock without any vote or further action by the stockholders, eliminate the right of stockholders to act by written consent without a meeting and eliminate cumulative voting in the election of directors. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Finisar.

Our certificate of incorporation provides that the board of directors will be divided into three classes of directors, with each class serving a staggered three-year term. The classification system of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of the board of directors, because the classification of the board of directors generally increases the difficulty of replacing a majority of the directors.

Stockholder Rights Plan

In September 2002, our board of directors adopted a stockholder rights plan under which our stockholders received one share purchase right for each share of our common stock held by them. The rights are not currently exercisable or tradable separately from our common stock and are currently evidenced by the common stock certificates. The rights expire on September 24, 2012 unless earlier redeemed or exchanged by us. Subject to certain exceptions, the rights will become exercisable when a person or group (other than certain exempt persons) acquires, or announces its intention to commence a tender or exchange offer upon completion of which such person or group would acquire, 20% or more of our common stock without prior board approval. Should such an event occur, then, unless the rights have been redeemed or have expired prior to or are exchanged as a result of such event, Finisar stockholders, other than the acquirer, will be entitled to purchase shares of our common stock at a 50% discount from its then-Current Market Price (as defined) or, in the case of certain business combinations, purchase the common stock of the acquirer at a 50% discount.

Registration Rights

Pursuant to a registration rights agreement dated as of October 15, 2009 between Finisar and the initial purchaser of our 5.0% Convertible Senior Notes due 2029, we agreed to file, at our expense, with the SEC a registration statement covering resales by holders of all notes and the common stock issuable upon conversion of the notes not later than 90 days after the first date of original issuance of the notes or, if we are eligible and elect to file an automatic shelf registration statement, not later than 120 days after the first date of original issuance of the notes. The notes and any common stock issuable upon conversion of the notes are referred to collectively as “registrable securities.” We agreed to use our reasonable best efforts to have the shelf registration statement declared effective not later than 180 days after the first date of original issuance of the notes, and to keep it effective until the earliest of:

(1) one year from the latest date of original issuance of the notes;

(2) the date when all registrable securities shall have been registered under the Securities Act and disposed of;

(3) the date on which all registrable securities held by non-affiliates are eligible to be sold pursuant to Rule 144 under the Securities Act; and

(4) the date on which the registrable securities cease to be outstanding.

If we notify the holders in accordance with the registration rights agreement to suspend the use of the prospectus upon the occurrence of certain events, then the holders will be obligated to suspend the use of the prospectus until the requisite changes have been made.

In the event of certain defaults of our obligations under the registration rights agreement, additional interest will accrue on the notes, commencing on and including the date on which the default occurs to but excluding the date on which all such defaults have been cured, at the rate of (a) 0.25% per annum of the principal amount of the notes to and including the 90th day following the occurrence of such resale registration default and (b) 0.50% per annum of the principal amount of the notes from and after the 91st day following the occurrence of such resale registration default. If a holder has converted some or all of its notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the notes converted.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Listing on The Nasdaq Global Select Market

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “FNSR.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in one or more distinct series, as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities related to the offering of the securities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

DLA Piper LLP (US), East Palo Alto, California will pass for us upon the validity of the securities being offered by this prospectus and any applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule at April 30, 2009 and 2008, and for each of the three years in the period ended April 30, 2009, and has audited the consolidated financial statements of Optium Corporation at August 2, 2008 and July 28, 2007, and for each of the three years in the period ended August 2, 2008, as set forth in their reports included in our Current Report on Form 8-K filed on October 7, 2009, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule and Optium Corporation’s consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings our also available. The address of the SEC’s web site is “http://www.sec.gov.” We maintain a website at www.finisar.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2009, as amended by Amendment No. 1 thereto on Form 10-K/A filed on August 28, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended August 2, 2009, as amended by Amendment No. 1 thereto on Form 10-Q/A filed on October 7, 2009, and our Quarterly Report on Form 10-Q for the quarter ended November 1, 2009;

•	Our Current Reports on Form 8-K filed on July 9, 2009 (three filings), July 13, 2009, July 16, 2009, July 20, 2009, August 7, 2009, August 12, 2009, September 10, 2009 (items 8.01 and 9.01), September 15, 2009, September 28, 2009, October 6, 2009, October 7, 2009 (two filings), October 9, 2009, October 15, 2009 and November 23, 2009;

•	Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2009 Annual Meeting of Stockholders filed with the SEC on October 8, 2009; and

•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on November 8, 1999.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Finisar Corporation, Attention: Investor Relations, 1389 Moffett Park Drive, Sunnyvale, CA 94089, telephone: (408) 548-1000.

FINISAR CORPORATION

$100,000,000

Common Stock,
Preferred Stock,
Warrants and Units

PROSPECTUS

          , 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$5,580
Accounting fees and expenses	20,000
Legal fees and expenses	25,000
Printing and miscellaneous expenses	4,420

Total	$55,000

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or DGCL, permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The registrant’s amended and restated certificate of incorporation, as amended, provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act of 1933. The registrant’s amended and restated certificate of incorporation, as amended, and its amended and restated bylaws permit indemnification of directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, the registrant has entered into indemnification agreements with each of its executive officers and directors. The registrant also maintains an officers and directors liability insurance policy.

The foregoing may reduce the likelihood of derivative litigation against the registrant’s directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the registrant and its stockholders.

The underwriting agreement that the registrant may enter into, Exhibit 1.1 to this Registration Statement, will provide for indemnification by any underwriters of the registrant, its directors, its officers who sign the registration statement and its controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement(1)
4.1	Specimen certificate representing the common stock(2)
4.2	Certificate of Designation of Preferred Stock(1)
4.3	Form of Warrant Agreement(1)
4.4	Form of Unit Agreement(1)
5.1	Opinion of DLA Piper LLP (US)
12	Statements Regarding Computation of Ratios
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)	To be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q filed on December 10, 2009.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 16, 2009.

FINISAR CORPORATION

BY:	/s/ Jerry S. Rawls
Jerry S. Rawls
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry S. Rawls and Stephen K. Workman, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jerry S. Rawls Jerry S. Rawls	Chairman of the Board of Directors (Co-Principal Executive Officer)	December 16, 2009

/s/ Eitan Gertel Eitan Gertel	Chief Executive Officer (Co-Principal Executive Officer) and Director	December 16, 2009

/s/ Stephen K. Workman Stephen K. Workman	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2009

/s/ Christopher Crespi Christopher Crespi	Director	December 16, 2009

/s/ Roger C. Ferguson Roger C. Ferguson	Director	December 16, 2009

/s/ David C. Fries David C. Fries	Director	December 16, 2009

Name	Title	Date

/s/ Larry D. Mitchell Larry D. Mitchell	Director	December 16, 2009

/s/ Robert N. Stephens Robert N. Stephens	Director	December 16, 2009

/s/ Dominique Trempont Dominique Trempont	Director	December 16, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement(1)
4.1	Specimen certificate representing the common stock(2)
4.2	Certificate of Designation of Preferred Stock(1)
4.3	Form of Warrant Agreement(1)
4.4	Form of Unit Agreement(1)
5.1	Opinion of DLA Piper LLP (US)
12	Statements Regarding Computation of Ratios
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)	To be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q filed on December 10, 2009.